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                                                                    EXHIBIT 10.1

                         BRIDGE LOAN SECURITY AGREEMENT

          THIS BRIDGE LOAN SECURITY AGREEMENT, dated as of January 12, 2006, is entered into by and among GENELINK, INC., a Pennsylvania corporation, having an address at Newport Financial Center, 113 Povonia Avenue, No. 313, Jersey City, New Jersey 07310 ("Borrower"); DAVID BARRETT, INC., a California corporation, having an address at 10430 Wilshire Blvd., Ste 1103, Los Angeles, CA 9024, Attn:
Barry Plost; ROBERT HOEKSTRA, an individual, having an address at 300 Sheoah Blvd., #601, Winter Springs, FL, 32708; BERNARD L. KASTEN JR., an individual, having an address at 4380 27th Court SW, Apt 104, Naples FL, 34116; JAMES KREISSMAN, an individual, having an address at 1100 Union Street, Apt. 200, San Francisco, CA 94109; KENNETH R. LEVINE, an individual, having an address at 1776 Broadway, Ste 1403, New York, NY 10019;and STRANCO INVESTMENTS, LTD., a British Virgin Islands company, having an address at Idriss Building, 4th floor, Bashir Kassar Street, Verdun, Beirut, Lebanon (each a "Bridge Lender" and collectively the "Bridge Lenders"); and KAREN LEVINE, an individual residing at 170 West 74th Street, New York, New York 10023, as Collateral Agent for the Bridge Lenders ("Collateral Agent").

                                    RECITALS:

          A. Borrower has requested that each Bridge Lender lend it a Bridge Loan (each a "Bridge Loan" and collectively the "Bridge Loans") as set forth in and evidenced by the CONVERTIBLE SECURED PROMISSORY NOTE executed and delivered by Borrower to each Bridge Lender concurrently with its execution and delivery hereof (each a "Bridge Loan Note" and collectively the "Bridge Loan Notes"). Each Bridge Lender has agreed to make such a loan to Borrower on the terms and conditions of the Bridge Loan Note issued to it and on condition that Borrower execute and deliver this Security Agreement to Collateral Agent and grant the security interest set forth herein.

          B. Borrower has agreed to grant to Collateral Agent for the benefit of the Bridge Lenders a first priority security interest in its Patents, as described in Schedule 1 hereto (the "Collateral").

          C. The Bridge Lenders have agreed that this Security Agreement shall also constitute an intercreditor agreement among them, establishing their mutual rights with respect to the Collateral and proceeds therefrom.

          NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. GRANT OF SECURITY INTEREST. Borrower hereby grants to Collateral Agent, for the benefit of the Bridge Lenders, a first priority security interest in and lien on (which security interest and lien shall be continuing), and pledges and assigns as security to Collateral Agent, all

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of Borrower's right, title and interest in and to the Collateral, for the purpose of securing, in such order of priority as Lender shall elect, all Obligations, and Collateral Agent shall have all rights of a secured party with respect to the Collateral.

Section 2. COVENANTS OF BORROWER.

(a) No Transfers or Liens. Except as expressly permitted under this Agreement or the other documents executed by Borrower in connection with this Agreement or the Bridge Loan (the "Loan Documents") or any Qualifying Loan Agreement (as that term is defined in the Bridge Loan Notes), Borrower agrees that it will not, without the prior written consent of Collateral Agent, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or any interest in the Collateral, or (ii) create or suffer to exist any lien, security interest, encumbrance or other charge upon or with respect to any Collateral; provided, however, that Borrower shall be entitled to license any of the Collateral that constitutes intellectual property in arm's length transactions to bona fide third parties in the ordinary course of business without seeking the consent of the Collateral Agent; provided further that Borrower shall notify Collateral Agent of any such licensing (in reasonable detail) as soon as practical thereafter.

(b) Prior Notice. Borrower will give Collateral Agent prior written notice of any change in its address or the office where it keeps its records concerning the Collateral.

(c) Defense of Title. Borrower shall, at its expense, defend the Collateral Agent's right, title and security interest in and to the Collateral against any and all claims of any entity, except to the extent arising out of Collateral Agent's gross negligence or willful misconduct.

(d) Further Actions. Borrower shall not take or fail to take any action when requested by Collateral Agent or expressly required by the Loan Documents to do so which Borrower knows would impair the enforceability of Collateral Agent's security interest in any Collateral.

(e) No Further Assignments. Borrower shall have no right to further assign its rights and/or its obligations under this Agreement or to further pledge or otherwise encumber its interest in the Collateral, and any such attempted assignment, pledge or encumbrance shall be null and void.

Section 3. INDEMNITY. Borrower shall indemnify, defend and hold harmless Collateral Agent and each Bridge Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement, including, without limitation, (i) enforcement of any right under this Agreement and (ii) any liability for taxes in respect of income from any Collateral received by or on behalf of Borrower.

Section 4. EVENTS OF DEFAULT; REMEDIES.

(a) Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:


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          (i) If Borrower shall fail to pay when due and payable any payment required to be made under any Bridge Loan Note or hereunder; or

          (ii) If Borrower shall fail to perform any obligation required hereunder within ten (10) business days of receiving notice of such failure by the Collateral Agent; or

          (iii) if any default beyond the expiration of any applicable grace and notice periods shall occur under any other Loan Document.

(b) Remedies. Upon the happening of any Event of Default, Collateral Agent shall have the right, if such Event of Default shall then be continuing, in addition to all of the remedies conferred upon Collateral Agent by law or equity or by the terms of any of the Loan Documents (including, without limitation, the right to declare the Bridge Loan Notes to be immediately due and payable as provided therein (unless such Note shall have been automatically declared immediately due and payable as provided therein)) to exercise in respect of the Collateral, on behalf of the Bridge Lenders all of the rights and remedies of a secured party on default under the Uniform Commercial Code of the State of New York, and each other State with applicable jurisdiction, then in effect.

(c) Interim Use of Patents. Pending appropriate disposition of the Collateral in accordance herewith, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the exclusive right, but not the duty, with respect to all Patents that are part of the Collateral, from time to time to enforce or use the Patents or to grant or issue any exclusive or non-exclusive license under the Patents to any third party, upon such terms as it may in its sole discretion deem commercially reasonable.

Section 5. ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints Collateral Agent as Borrower's attorney-in-fact and agent, said appointment to be irrevocable during the term hereof and to be coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower, upon the occurrence of an Event of Default and acceleration to take any action and to execute any instrument which Collateral Agent, in its sole discretion, may deem necessary to perfect or protect the first priority perfected security interest created hereby, including, without limitation by means of executing and delivering financing and continuation statements and any extensions, modifications and refilings thereof, with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Borrower, any and all instruments, documents, applications and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower to give effect to the matters contemplated by this Agreement, or necessary as the secured party after an Event of Default, to enforce or use the Patents or to grant or issue any exclusive or non-exclusive license under the Patents to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents to any third party. Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the payment and performance of all obligations of Borrower under the Loan Documents.


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Section 6. COLLATERAL AGENT.

(a) Appointment of Collateral Agent. By its execution hereof, each Bridge Lender hereby designates and appoints Karen Levine as its agent to receive on its behalf the grant of security and assignment of interest in the Collateral to secure Borrower's repayment of the principal and interest of the Bridge Loan made by such Bridge Lender, and all other obligations to such Bridge Lender in respect of its Bridge Loan and this Agreement and the other Loan Documents (the "Security Interest"). By her acceptance hereof, Karen Levine accepts such designation and appointment and agrees to act as the agent for each Bridge Lender pro rata as its interest may appear in (i) accepting and holding the Security Interest, (ii) protecting and defending the Security Interest, (iii) enforcing the rights conferred upon the Collateral Agent by this Agreement against the Collateral, and (iv) distributing the proceeds from the realization of such enforcement among the Bridge Lenders according to the percentage equal to the percentage that the principal amount of the Bridge Loan such Bridge Lender made to Borrower constitutes of the aggregate of all Bridge Loans made (such percentage being such Bridge Lender's "Sharing Percentage"). Collateral Agent agrees that it will comply with the terms hereof and exercise reasonable care to assure the safe custody of the Collateral under its control and in carrying out its other duties under this Agreement; provided, however, that Collateral Agent may at any time and from time to time condition its undertaking of any action or executing any document upon the provision to it by Borrower and/or the Bridge Lenders of such assurances or financial accommodations as it may reasonably determine to be necessary for the protection of its interest.

(b) Indemnification of Collateral Agent; Standard of Care. Notwithstanding the indemnity of Borrower provided hereinabove, each Bridge Lender, severally according to its Sharing Percentage, hereby agrees to indemnify and hold harmless the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement, including, without limitation, (i) enforcement of any right under this Agreement and (ii) any liability for taxes in respect of income from any Collateral received by or on behalf of Borrower. Collateral Agent shall be at all times indemnified hereunder for any action taken or document executed by it with respect to which it had received the written instruction or approval of Bridge Lenders with Sharing Percentages of at least 51%, except to the extent of her willful misconduct or gross negligence.

Section 7. INTERCREDITOR AGREEMENT. By its execution hereof, each Bridge Lender hereby agrees to and for the exclusive benefit of each other Bridge Lender that:

(a) It will not seek to enforce its Bridge Loan Note against the Collateral or otherwise without providing the other Bridge Lenders at least five (5) business days' prior written notice thereof, and will desist from taking any enforcement action if so requested in writing by other Bridge Lenders with Sharing Percentages totaling at least 51%; provided, however, that if the underlying Event of Default with respect to which it sought to enforce its Bridge Loan Note is not cured within thirty (30) days after having received such a desist request, it shall be able to take such enforcement action on its own behalf as it deems necessary or appropriate.


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(b) If any Bridge Lender receives from Borrower or any third party any payment in cash or property in respect of its Bridge Loan Note, whether by direct payment, enforcement action or otherwise, other than in a distribution which it has valid reason to believe was made pro rata to all Bridge Lenders according to their respective Sharing Percentages, such Bridge Lender shall hold such payment IN TRUST for all the Bridge Lenders and use commercially reasonable efforts to assure that each Bridge Lender receives directly from such Bridge Lender or from Borrower or such third party either additional funds or such portion of the payment received by such Bridge Lender (net of costs of administration thereof) as to cause each Bridge Lender to receive its Sharing Percentage of such payment.

Section 8. MISCELLANEOUS.

(a) Notices. Except as otherwise expressly provided herein, any communications, requests or notices required or appropriate to be given under this Agreement, whether or not stated herein to be "in writing" or "written", shall be in writing and either personally delivered, delivered by overnight courier, or mailed by certified, registered, or express mail, return receipt requested, deposited in the United States mail postage prepaid, addressed to the party for whom the notice is intended as follows:

To Borrower:             GENELINK, INC.
                         Newport Financial Center
                         113 Povonia Avenue, No. 313
                         Jersey City, New Jersey 07310
                         Attn: Monte Taylor, Jr., President
                         Telephone: 407-260-1989

To Collateral Agent:     KAREN LEVINE
                         170 West 74th Street, Apt. 509
                         New York, New York 10023
                         Telephone: 212-579-3065

To each Bridge Lender:   To their respective address set forth above or as
                         otherwise notified to the Collateral Agent and the other Bridge Lenders.

     These addresses may be changed by notice as provided herein. All notices shall be deemed to have been received on the earlier of actual receipt, or, if given by mail, four (4) business days following the postmark date thereof unless sent by overnight mail in which event they shall be deemed to have been received one (1) business day following the date of sending thereof.

(b) No Waivers; Approvals. Any failure by Borrower or Collateral Agent to insist, or election by either party not to insist, upon the strict performance of any of the terms and provisions of this Agreement, shall not be deemed to be a waiver of any of the terms and provisions hereof by such party, and such party, notwithstanding any such failure(s), shall have the right thereafter to insist upon the strict performance by the other party of any and all of the terms and provisions of this Agreement to be performed by the other party. The parties hereby specifically agree that no provision of this Agreement can be waived by course of conduct.


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(c) Further Assurances.

     (i) Borrower agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further actions as Collateral Agent may reasonably request in order to perfect and protect any assignment, pledge, lien and security interest purported to be created hereby or to effectuate the terms of this Agreement.

     (ii) Borrower hereby authorizes Collateral Agent to file, whether or not an Event of Default shall have occurred without the signature of Borrower where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(d) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of New York, except to the extent the law of another jurisdiction is required to control the validity, attachment and/or perfection of any security interest granted hereunder by the choice of law principles of the Uniform Commercial Code of the State of New York.

(e) Borrower irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this agreement may be brought in any court of the State of New York, County of New York, or in the United States District Court for the State of New York. Borrower, by the execution and delivery of this agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such Court in any such action or proceeding. Each of Borrower, Collateral Agent and the Bridge Lenders agrees that any and all legal action relating to this agreement shall be brought, and maintained, only in such Courts. The Borrower further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it at the address set forth above or such other address as Borrower shall have theretofore notified the Collateral Agent in writing or in any other manner permitted by law. In the event service on Borrower is effected as set forth in the preceding sentence, Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis. Borrower shall not be entitled in any action or proceeding to assert any defense given or allowed under the law of any State other than the State of New York unless such defense is also given or allowed by the law of the State of New York.

(f) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Where provisions of any law or regulation resulting in any such prohibition or unenforceability may be waived they are hereby waived by the parties hereto to the full extent permitted by law so that this Agreement shall be deemed a valid, binding agreement, enforceable in accordance with its terms.


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(g) Continuing Security Interest; Successors and Assigns; Termination.

     (i) This Agreement shall create a continuing security interest in the Collateral and shall (A) remain in full force and effect until the satisfaction and repayment of all Obligations shall have occurred, (B) be binding on and inure to the benefit of Borrower and its permitted successors and assigns, and (C) with respect to Collateral Agent, be binding on and inure, together with all rights and remedies of Collateral Agent hereunder, to the benefit of, Collateral Agent and her successors, transferees and assigns. Notwithstanding the foregoing, each of Borrower and Collateral Agent, as the case may be, may only assign or otherwise transfer any of its rights hereunder to a party to whom all of its rights and obligations under the Loan Documents are assigned and provided such party assumes all of such obligations, and upon such assumption, such other party shall thereupon become vested with all of the benefits in respect of each of Borrower and Collateral Agent, as the case may be, herein or otherwise. Except as provided in the preceding sentence, none of the rights or obligations of Borrower and Collateral Agent hereunder may be assigned or otherwise transferred.

     (ii) Upon the payment and performance in full of all Obligations, Collateral Agent shall, upon the written request of and at the sole expense of Borrower, deliver the Collateral under her control to Borrower (together with all documents reasonably requested by Borrower to transfer the Collateral under her control to Borrower and to terminate any instrument of record confirming the Borrower's rights in the Collateral under her control).

(h) Cross-Default. Any Event of Default under this Agreement shall be deemed to be an Event of Default under each of the other Loan Documents, entitling Collateral Agent, subject to the express restrictions, if any, contained therein, to exercise any or all remedies available to Collateral Agent under the terms of any or all such Loan Documents in accordance with the terms of such documents.

(i) Survival. All of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and shall, unless otherwise expressly provided, continue in full force and effect until the Loan, together with Interest thereon, and all other costs, charges and other sums payable hereunder or thereunder, are paid in full, and until the Obligations have been satisfied.

(j) Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute a single instrument.

(k) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto as to the matters contemplated herein and therein and this Agreement may not be modified or amended in any manner other than by written agreement executed by the parties against whom enforcement of such modification or amendment shall be sought.


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(l) No Release; Waiver or Election of Remedies. Anything in this Agreement to the contrary notwithstanding, (i) the exercise by the Collateral Agent of any of her rights hereunder shall not release the Borrower from its obligations under the Loan Documents, nor shall it constitute an election of remedies by Collateral Agent or a waiver by the Collateral Agent of any of her rights and remedies under the Loan Documents, and (ii) the Collateral Agent shall not be obligated to perform any of the obligations or duties of the Borrower hereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(m) Attorneys' Fees. If either Collateral Agent or Borrower fails to perform any of its obligations under this Agreement or if any dispute arises between Collateral Agent and Borrower concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by Collateral Agent or Borrower in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.


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     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed as of the day and year first above written.

                                        GENELINK, INC.


                                        By: /s/ Monte E. Taylor, Jr.
                                            ------------------------------------
                                        Its: Acting Chief Executive Officer


DAVID BARRETT, INC.           [Sharing Percentage 20%]


By: /s/ Barry Plost
    -------------------------
Its: President


ROBERT HOEKSTRA               [Sharing Percentage 10%]


/s/ Robert Hoekstra
-----------------------------


BERNARD L. KASTEN JR.         [Sharing Percentage 20%]


/s/ Bernard L. Kasten, Jr.
-----------------------------


JAMES KREISSMAN               [Sharing Percentage 10%]


/s/ James Kreissman
-----------------------------


STRANCO INVESTMENTS, LTD.     [Sharing Percentage 20%]


By: /s/ Gazwa Yousif
    -------------------------
Its: Director


KENNETH R. LEVINE             [Sharing Percentage 20%]


/s/ Kenneth R. Levine
-----------------------------


COLLATERAL AGENCY ACCEPTED AND AGREED TO:


/s/ Karen Levine
-----------------------------
KAREN LEVINE


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